Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated May 25, 2018, of Alternative Solutions, LLC. relating to the audit of the consolidated financial statements for the period ending December 31, 2017 and 2016 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

November 6, 2018